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                                                                   Exhibit 24(a)
                                                                   -------------

                                POWER OF ATTORNEY
                                -----------------

         The E. W. Scripps Company, an Ohio corporation (the "Company"), which proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, a registration statement on Form S-8 with respect to the registration of Class A Common Shares, $.01 par value, relating to the Company's 1997 Long-Term Incentive Plan, hereby constitutes and appoints M. Denise Kuprionis and William Appleton, and each of them, as the attorney of the Company, with full power of substitution and resubstitution, for and in the name, place and stead of the Company, to sign and file the proposed registration statement and any and all amendments and exhibits thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such securities or such registration, with full power and authority to do and perform any and all acts and things whatsoever requisite to be done in the premises, hereby ratifying and approving the acts of such attorney or any such substitute.

         IN WITNESS WHEREOF, The E. W. Scripps Company has caused this power of attorney to be signed on its behalf by the undersigned in Cincinnati, Ohio, on May 23, 2002.



                  THE E. W. SCRIPPS COMPANY



                  By:   /s/ Kenneth W. Lowe
                      ----------------------------------------------------------
                        Kenneth W. Lowe, President and Chief Executive Officer


                  And:  /s/ M. Denise Kuprionis
                       ---------------------------------------------------------
                        M. Denise Kuprionis, Secretary